Exhibit 99.1







             MID-AMERICA APARTMENT COMMUNITIES, INC.

               Historical Summary of Gross Income
                  and Direct Operating Expenses
               (Hermitage at Beechtree Apartments)

                        December 31, 1996

                  Independent Auditors' Report


The Board of Directors
Mid-America Apartment Communities, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Acquisition Property (Hermitage at Beechtree Apartments), as described in Note 1, for the year ended December 31, 1996. This Historical Summary is the responsibility of the Acquisition Property's management. Our responsibility is to express an opinion on this Historical Summary for the Acquisition Property based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary for the Acquisition Property. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary for the Acquisition Property. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary for the Acquisition Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the Acquisition Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 1 to the Historical Summary for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                        KPMG PEAT MARWICK  LLP

Memphis, Tennessee
October 28, 1997


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             MID-AMERICA APARTMENT COMMUNITIES, INC.

Historical Summary of Gross Income and Direct Operating Expenses
               (Hermitage at Beechtree Apartments)

                  Year ended December 31, 1996



Gross income - total revenue                        $ 1,365,182

Direct operating expenses:
  Operating expenses                                    260,518
  Real estate taxes                                      79,309
  Repairs and maintenance                               114,266
                                                    -----------
                                                        454,093
                                                    -----------
       Gross income in excess
         of direct operating expenses               $   911,089
                                                    ===========

[FN]
See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses for the Acquisition Property.

             MID-AMERICA APARTMENT COMMUNITIES, INC.

           Notes to Historical Summary of Gross Income
                  and Direct Operating Expenses
               (Hermitage at Beechtree Apartments)

                        December 31, 1996



(1)  Accounting Policies

     Description

     The accompanying financial statement includes the operations of Hermitage at Beechtree Apartments (the Acquisition Property) owned by parties unaffiliated with Mid-America Apartment Communities, Inc. (the Company) and Mid-America Apartments, L.P. (the Operating Partnership). The Acquisition Property, a multi-family residential property located in Cary, North Carolina was acquired by Hermitage at Beechtree, LLC, a subsidiary of the Company and Operating Partnership on November 3, 1997 and contains 194 apartment units.

     Basis of Presentation

     The accompanying financial statement is not representative of the actual operations for the period presented. Certain expenses have been excluded because the Operating Partnership does not anticipate that they will be incurred in future operations of the property. Expenses excluded consist of depreciation and amortization, management fees and other costs not directly related to the future operations of the Acquisition Property. Interest expense has been included in the Historical Summary to the extent that a bond payable is assumed in connection with the acquisition of the Acquisition Property. Operating expenses include payroll, utilities, advertising, and other general and administrative costs. Management is not aware of any material factors relating to this Acquisition Property that would cause this financial statement not to be indicative of future operating results as related to gross income and direct operating expenses.

     Income Recognition

     Revenues from rental property are recognized when due from tenants. Leases are generally for one year or less.

             MID-AMERICA APARTMENT COMMUNITIES, INC.

           Notes to Historical Summary of Gross Income
                  and Direct Operating Expenses
               (Hermitage at Beechtree Apartments)



(2)  Pro Forma Taxable Operating Results and
          Funds Generated From Operations (Unaudited)

     The pro forma table reflects the taxable operating results and funds generated from operations of the Acquisition Property for the twelve months ended September 30, 1997 as adjusted for certain items which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future.

          Pro forma net operating income
           (exclusive of  depreciation and amortization)      $ 889,397
          Less estimated depreciation expense                   336,001
                                                              ---------
          Pro forma taxable operating income                    553,396
          Add depreciation not requiring outlay of funds        336,001
                                                              ---------
          Pro forma funds generated from operations           $ 889,397
                                                              =========

     Depreciation for the buildings is estimated using a straight-line method over a 25-year life.